UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 11, 2014

                       ENVISION SOLAR INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

            NEVADA                      000-53204                26-1342810
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(State or other Jurisdiction of  (Commission File Number)     (IRS Employer
      of Incorporation)                                     Identification No.)

               7675 DAGGET STREET, SUITE 150, SAN DIEGO, CA 92111
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (858) 799-4583


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          (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT
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         ITEM 5.02.  DEPARTURE OF DIRECTORS  AND CERTAIN  OFFICERS;  ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         GENERAL. Effective July 11, 2014, Mr. Donald Moody was appointed as a new director of Envision Solar International, Inc. (the "Company"). The Company's Bylaws have also been amended effective July 11, 2014 to increase the size of the Board of Directors to seven members, including Mr. Moody. A copy of the Amendment to the Bylaws is attached to this Report as Exhibit 10.2.

         COMPENSATION ARRANGEMENTS. In consideration for Donald Moody's acceptance to serve as a director of the Company, the Company agreed to grant 1,000,000 restricted shares of its common stock to Mr. Donald Moody, subject to the terms and conditions set forth in the Restricted Stock Grant Agreement, a copy of which is attached to this Report as Exhibit 10.1. The restricted stock grant award is subject to the following vesting schedule: 166,672 shares on July 11, 2014, then 69,444 shares on the last day of each calendar quarter thereafter commencing on September 30, 2014 until June 30, 2017.

         BIOGRAPHICAL INFORMATION. A comprehensive description of the experience and qualifications of Donald Moody is included in the following paragraphs:

         Donald Moody, age 60, was the president and general manager of Nuconsteel Corporation, a Division of Nucor Corporation located in Denton, Texas, from 2001 until his retirement in 2014. Mr. Moody was recruited by Nucor Corporation to develop a market for light gauge galvanized steel sheet products in load bearing framing applications in residential and commercial building construction. He has developed dozens of products to provide efficient framing systems and several pre-engineered product lines for which he has been granted nine patents. From 1998 to 2001, Mr. Moody was the president of North American Steel Framing Alliance in Washington DC where he developed a comprehensive business plan to guide the industry's efforts in pursuing market share in residential construction. From 1993 to 1998, he was the president and chief executive officer of Western Metal Lath in Riverside, California where he reworked the company's entire product line of more than 6,000 products, redefined purchasing specifications and manufacturing procedures, and established systems and operating procedures to track utilization, scrap, and purchase price variances. From 1990 to 1993, Mr. Moody was the principal, president, and chief executive officer of Residential Steel Framing, Inc. located in Dallas, Texas. From 1990 to 1987, he was the president and from 1985 to 1987 he was the vice president of technical services and manufacturing of Tri-Steel Structures, Inc. located in Denton, Texas. From 1983 to 1995, he was the owner, president, and chief executive officer of Moody Consultants, Inc. located in Grapevine, Texas. Mr. Moody sold Moody Consultants, Inc, to Tri-Steel Structures, Inc, in 1985. From 1983 to 1981, he was the vice president of engineering of Omega Metal Building Products located in Grapevine, Texas. From 1979 to 1981, he was a structural engineer for United Steel Deck, Inc. in Summit, New Jersey. From 1977 to 1979, he was a materials engineer for Factory Mutual Research Group in Norwood, Massachusetts. Mr. Moody received his Bachelor of Science degree in structural engineering from the University of Missouri, Columbia in 1977. He is the recipient of a Special Citation from the Board of Directors of the American Iron and Steel Institute in recognition of vision and leadership in developing and implementing an industry business plan to grow the market for light gauge steel framing and the recipient of the 2004 Steel Framing Alliance Leadership Award. He is currently the Chairman of the Executive Committee of the Steel Framing Alliance, the former Chairman of the Board of Directors of the Steel Framing Alliance, the former Chairman of the Commercial Task Group of the Steel Framing Alliance, the former Chairman of the Residential Work Group of the International Iron and Steel Institute, the past Chairman of the Steel Stud Manufacturers Association, the past Chairman of the Metal Lath and Steel Framing Association, the past Chairman of the Technology and Research

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Committee of the American and Iron Steel Institute  Residential  Advisory Group,
and  the  past  Chairman  of the  Committee  on  Design  of  Cold  Formed  Steel
Structures.

         ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION AND BYLAWS: CHANGE IN FISCAL YEAR

         See Item 5.02 of this Report for a description of the Amendment to the Bylaws of the Company made on July 11, 2014 increasing the potential size of the Board of Directors to nine members.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS
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         (d)      Exhibits

                  10.1 Restricted Stock Agreement between the Company and Donald Moody, dated July 11, 2014.

                  10.2     Amendment  to  Bylaws,   effective   July  11,  2014,
                           increasing   the  potential  size  of  the  Board  of
                           Directors to seven members.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     ENVISION SOLAR INTERNATIONAL, INC.

Date: July 16, 2014                  By: /s/ Desmond Wheatley
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                                     Desmond Wheatley, Chief Executive Officer